Exhibit 4.1

(The Two Notes are Identical Except for Name of Purchaser)

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this "Agreement") dated as of October ____, 2006, is entered into between NorthTech Corporation, a Nevada corporation (the "Company" or "NorthTech"), and Bank Sal. Oppenheim Jr. & Cie, a ____________ corporation ("Oppenheim").

WHEREAS:

            A. NorthTech, Platinum Research Organization L.P., a limited partnership organized and existing under the laws of Texas ("Platinum"), Lubrication Partners, a joint venture ("GP Transferor") and sole shareholder of Platinum IP Management, Inc., a company organized and existing under the laws of Texas and the general partner of Platinum ("PRO GP"), each person holding a limited partnership interest in Platinum (each, a "Limited Partner") (each Limited Partner and GP Transferor collectively, the "PRO Transferors"), and John T. (Cork) Jaeger as the representative of all PRO Transferors and Steve Drayton as the representative certain individuals who have agreed to invest in NorthTech (other than the PRO Transferors) (the "Investors") have entered into a Contribution Agreement dated October __, 2006 (the "Contribution Agreement") which requires NorthTech to provide Platinum with a bridge loan of $500,000 prior to closing the Contribution Agreement;

            B. NorthTech is offering a total of 5,000,000 shares of Series "A" Preferred Stock of NorthTech at a price of US$ 0.90 per share to raise an aggregate total of US$ 4,500,000 in support of the Contribution Agreement;

            C. Oppenheim desires to invest in NorthTech by purchasing a convertible promissory note with an aggregate principal amount of up to $500,000 upon the terms and subject to the conditions set forth in this Agreement, and NorthTech desires such an investment; and

            D. Oppenheim and NorthTech have agreed to enter into a registration rights agreement as of the date herewith in support of this Agreement.

Now therefore in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

  "Business Day" means a day other than Saturday or Sunday, on which commercial banks are open for business in San Francisco, California.
  "Dollars" and the sign "$" each means lawful money of the United States.
  "Governmental Authority" means any United States federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
  "Indebtedness" means: (i) all indebtedness or other obligations for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under capital leases; (v) all reimbursement or other obligations under or in respect of letters of credit and bankers acceptances; and (vi) all indebtedness secured by any Lien upon or in property owned whether or not a person assumed or became liable for the payment of such indebtedness.

  "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).
  "Material Adverse Effect" means any event, matter, condition or circumstance which: (i) has or would reasonably be expected to have a material adverse change on NorthTech 's business, prospects, operating results or financial condition; (ii) would materially impair the ability of NorthTech to perform or observe its obligations under or in respect of the Transaction Documents; or (iii) materially affects the legality, validity, binding effect or enforceability of any of the Agreement or the Note.
  "Note" means the Note in the principal amount of Five Hundred Thousand Dollars ($500,000) issued by NorthTech upon receipt of such amount which shall be in substantially the form attached hereto as Exhibit "A" and shall be issued by NorthTech to Oppenheim in accordance with the terms and conditions set forth herein.
  "Transaction Documents" means this Agreement, the Note attached hereto as Exhibit "A", the Risk Acknowledgement attached hereto as Exhibit "C", the Certificate of Non-U.S. Purchasers attached hereto as Exhibit "D", the Registration Rights Agreement attached hereto as Exhibit "E", and all other certificates, documents, agreements and instruments delivered to Oppenheim under or in connection with this Agreement.

2. PURCHASE AND SALE OF NOTES.

2.01 Sale and Issuance of the Note. Subject to the terms and conditions of this Agreement, Oppenheim agrees to purchase at the Closing, and NorthTech agrees to sell and issue to Oppenheim at the Closing, one Note in the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Note") upon receipt of such amount.

2.02 Closing. The purchase and sale of the Note shall take place in escrow at the offices of Venture Law Corporation, at 10:00 a.m. Pacific Standard Time on October ____, 2006 (which time and place is designated as the "Closing"). At the Closing, NorthTech shall deliver to Oppenheim the Note against payment of the purchase price therefore by wire transfer.

3. TERMS OF THE NOTE.

3.01 Interest. Interest shall accrue on the unpaid principal amount of the Note from the date of issuance of the Note until the maturity thereof, at a rate equivalent to the lesser of (a) 10.0% or (b) the maximum interest rate permitted under applicable federal and state laws. Interest shall be computed as simple annual interest on the basis of a year of 365 days for the actual number of days occurring in the period for which such interest is payable. Interest accrued on a the Note will be forgiven upon conversion of such Note into shares of Series "A" Preferred Stock or the Series "A" Common Stock issuable upon conversion thereof.

3.02 Repayment of the Note. The principal amount and accrued interest outstanding under the Note hereunder shall be due and payable on or before the first anniversary of the date of issuance of such Note (the "Maturity Date"), unless earlier prepaid under Section 3.03, converted under Section 3.05 (in which event interest will be forgiven) or accelerated in accordance with Section 3.08.

3.03 Prepayments. NorthTech may, upon prior notice to Oppenheim not later than 10 Business Days prior to the date of prepayment, prepay the outstanding principal amount and interest under the Note in whole or in part, without premium or penalty. The notice given of any prepayment shall specify the date and amount of the prepayment.

3.04 Payments. NorthTech shall make each payment under the Note, unconditionally and in full without set-off, counterclaim or other defense, not later than 5:00 p.m. (Pacific Standard Time) on the Maturity Date in Dollars and in immediately available funds, at the offices of Oppenheim (as set forth in Section 8.02 below, which may be amended from time to time in accordance therewith), or to such other office and account of Oppenheim as it from time to time shall designate in a written notice to NorthTech.

3.05 Conversion of the Note.

    Right to Convert. Subject to and upon compliance with the provisions of this Agreement, Oppenheim shall have the right at its option to convert the outstanding principal amount under the Note into that number of fully paid and non-assessable shares of NorthTech Series "A" Preferred Stock obtained by dividing the principal amount under such Note surrendered for conversion by the Conversion Price (as defined below) in effect at such time.
    Automatic Conversion of the Note. Unless earlier converted pursuant to Section 3.05(a) above, the outstanding principal amount under the Note shall automatically be converted into that number of fully paid and non-assessable shares of NorthTech Series "A" Preferred Stock obtained by dividing the principal amount under the Note surrendered for conversion by the Conversion Price (as defined below) in effect at such time upon the closing of the Conversion Agreement.
    Exercise of Conversion Privilege; Issuance of Preferred Stock on Conversion; No Adjustments for Interest or Dividends. In order to exercise the right to conversion with respect to a Note, Oppenheim shall surrender the Note and shall give written notice of conversion to NorthTech that Oppenheim elects to convert the Note or the specified portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of NorthTech Series "A" Preferred Stock which shall be issuable on such conversion shall be issued.

    As promptly as practicable, but in no event more than 15 Business Days after satisfaction of the requirements for conversion set forth above, NorthTech shall issue and shall deliver to Oppenheim, a certificate or certificates for the number of full shares issuable upon the conversion of the Note in accordance with the provisions of this subsection (c) and a check or cash in respect of any fractional interest in respect of a share of NorthTech Series "A" Preferred Stock arising upon such conversion, as provided below. In case the Note is surrendered by Oppenheim for partial conversion, NorthTech shall execute and deliver to the holder of the Note so surrendered, without charge, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

    Each conversion shall be deemed to have been effected as to any such Note (or the specified portion thereof) on the date on which the requirements set forth above in this Agreement required to be satisfied by the holder have been satisfied as to such Note (or portion thereof), and the person whose name any certificate or certificates for shares of NorthTech Series "A" Preferred Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby.

    No fractional shares or scrip representing fractional shares shall be issued upon conversion of Notes. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, NorthTech shall make an adjustment therefore in cash at the current fair market value thereof.

    Conversion Price. The "Conversion Price" shall be $0.90 per shares of Series "A" Preferred Stock of NorthTech.
    Reservation of Shares; Shares to be Fully Paid. NorthTech shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Note. From the execution of this Agreement, NorthTech will take all corporate action which may, in the opinion of its counsel, be necessary in order that NorthTech may validly and legally issue shares of such NorthTech Series "A" Preferred Stock at the Conversion Price.
    NorthTech covenants that all shares of NorthTech Series "A" Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by NorthTech and free from all taxes, Liens and other charges with respect to the issue thereof.

3,06 Taxes and Payments. To the extent applicable, NorthTech shall withhold any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes") from any amounts payable to Oppenheim hereunder and so notify Oppenheim as promptly as possible thereafter, NorthTech shall send to Oppenheim notice showing payment thereof. NorthTech will not be responsible for any income tax of Oppenheim for interest due on the Note, or stamp duty or other tax due on conversion of the Note into shares of Preferred Stock.

3,07 No Reborrowing. Once repaid or converted, the principal amount of the Note may not be reborrowed.

3.08 Acceleration. Notwithstanding the provisions of Section 3.05(b), (c) or (e), Oppenheim may alternatively elect to be repaid the outstanding principal amount and accrued interest on the Note (the

"Outstanding Balance") in the event of a registered public offering, a merger or sale of substantially all of its assets not otherwise contemplated by the Contribution Agreement. Such election shall be made by written notice received by NorthTech within five (5) Business Days of Oppenheim's receipt of notice from NorthTech that it intends to consummate such registered public offering, a merger or sale of substantially all of its assets within the succeeding ninety (90) days. Such repayment shall be made within 45 Business Days after the completion of such registered public offering, a merger or sale of substantially all of its assets.

4. REPRESENTATIONS AND WARRANTIES.

4.01 Representations and Warranties of NorthTech. NorthTech hereby represents and warrants to Oppenheim that:

    Organization, Good Standing and Qualification. NorthTech is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. NorthTech is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on NorthTech. NorthTech does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. NorthTech is not a participant in any joint venture, partnership, or similar arrangement.
    Capitalization and Voting Rights. The authorized capital of NorthTech consists, or will consist immediately prior to the closing of the Contribution Agreement, of:
    NorthTech is in the process of amending its authorized and its issued and outstanding share capital whereby on the date of issuance of the shares of Series "A" Preferred Stock under this Agreement NorthTech will have: 400,000,000 shares of Common Stock with a par value $0.001 per share of which 42,500,000 shares will be issued and outstanding on a fully diluted basis; and just prior to the closing of the Contribution Agreement, after certain adjustments, 20,000,000 shares of Common Stock of NorthTech will be issued and outstanding on a fully diluted basis; and 100,000,000 shares of Preferred Stock with a par value of $0.001 per share of which one series or class of shares will have been authorized Series "A" Preferred Stock. No preferred shares will be issued and outstanding or contemplated to be issued other than the 5,000,000 shares of Class "A" Preferred Stock contemplated being offered under the Contribution Agreement. The shares of Series "A" Preferred Stock carry the rights set forth on Exhibit "B" attached to this Agreement.

    Except for: (A) the conversion privileges of the 5,000,000 shares of Series "A" Preferred Stock to be issued under this Agreement and in the private placement being completed by NorthTech; (B) the 55,000,000 shares of Common Stock of NorthTech has agreed to be issued to the Pro Transferors on closing of the Contribution Agreement; and (C) the 2,500,000 Common Stock purchase warrants to be issued as part of the Contribution Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from NorthTech of any shares of its capital stock. NorthTech is not a party or subject to any agreement or understanding, and, to the best of NorthTech's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of NorthTech other than the voting agreement contemplated under the Contribution Agreement.
    Authorization. The execution, delivery and performance of the Transaction Documents and any other agreement contemplated hereunder by NorthTech have been duly authorized by all necessary corporate action of NorthTech. The shares of Series "A" Preferred Stock to be issued upon conversion of the Note and the shares of Common Stock of NorthTech issuable upon conversion of such shares of Series "A" Preferred Stock (collectively, the "Conversion Shares") have been or will be duly authorized by all necessary corporate action of NorthTech (including, without limitation, approval of the filing of an appropriate amendment to NorthTech's Certificate of Designation authorizing the Conversion Shares) and, upon issuance and payment therefore, will be validly issued, fully paid and non-assessable, and issued, upon Oppenheim making appropriate written investment representations to NorthTech upon the conversion of the Note into shares of Series "A" Preferred Stock as provided in this Agreement, in compliance with the qualification and registration requirements or exemptions therefrom under all applicable state and federal securities laws.
    Valid Issuance of Preferred and Common Stock. The Series "A" Preferred Stock issuable upon conversion of the Note and the Common Stock of NorthTech issuable upon conversion of the shares of Series "A" Preferred Stock issuable upon conversion of the have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

    Approvals and Consents. No approval, consent or authorization of any natural person, firm, corporation or Governmental Authority which has not heretofore been obtained is necessary for the execution or delivery of this Agreement, the Transaction Documents or any other agreement contemplated hereunder by NorthTech or for the performance by NorthTech of any of the terms or conditions thereof, except (i) at NorthTech 's election, the filing of a Form 8-K under the Securities and Exchange Act of 1934; and (ii) providing information about this Agreement and issuance of the underlying securities pursuant Regulation S pursuant to the Securities Act on NorthTech's next quarterly or annual financial statement filing under the Securities and Exchange Act of 1934.
    Offering. Subject in part to the truth and accuracy of Oppenheim's representations set forth in Section 4.02 of this Agreement, the offer, sale and issuance of the Note as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither NorthTech nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
    Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against NorthTech that questions the validity of this Agreement or the Transaction Documents, or the right of NorthTech to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect on NorthTech, or any change in the current equity ownership of NorthTech. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of NorthTech's officers, their use in connection with NorthTech's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. NorthTech is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by NorthTech currently pending or that NorthTech intends to initiate.
    Compliance with Law. NorthTech, to its knowledge, is in material compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries, and other governmental bodies and agencies having jurisdiction over its business or properties except to the extent non-compliance would not have a Material Adverse Effect on NorthTech, and NorthTech has received no notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof.
    Agreements and Contracts. NorthTech has not materially breached, nor does it have knowledge of any claim or threat that it has materially breached, any terms or conditions of any material agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, could have a Material Adverse Effect on NorthTech, nor is NorthTech in violation of any term of its Certificate of Incorporation or Bylaws, as now in effect. The execution, delivery and performance of and compliance with this Agreement and the other Agreements contemplated hereby, and the issuance of the Note or the Conversion Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any of the foregoing, or result in the creation of any Lien or charge upon any of the properties or assets of NorthTech.
    Disclosure. NorthTech has provided Oppenheim with all the information that it has requested for deciding whether to purchase the Note. To its knowledge, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
    Financial Statements. NorthTech has furnished Oppenheim with the balance sheet of NorthTech as of June 30, 2006, and the related statements of operations and cash flows for the six-month period ended June 30, 2006 (together, the "NorthTech Financial Statements"). All of such NorthTech Financial Statements, (i) are in accordance with the respective books of NorthTech; (ii) have been prepared in all material respects in accordance with GAAP except that such do not contain any footnotes required by GAAP; (iii) present fairly the financial position of NorthTech as of the date thereof and the results of operations and cash flows of NorthTech for the respective period indicated therein; and (iv) do not reflect any material items of nonrecurring income except as stated therein. NorthTech has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that would be required to be reflected in a balance sheet, prepared in accordance with GAAP that were not disclosed or provided for in the NorthTech Financial Statements other than liabilities incurred since June 30, 2006, which were incurred in the ordinary course of business and are not individually or in the aggregate, material to NorthTech 's business, operating results or financial condition ("NorthTech's Business"). . There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) that were not adequately provided for in the NorthTech Financial Statements.

    Absence of Changes. Since June 30, 2006: (a) there has been no material adverse change in NorthTech 's Business or any development particular to NorthTech 's Business and not generally known to the public that reasonably could be expected to cause a material adverse change in NorthTech 's Business; (b) there has been no damage, destruction or loss (whether or not covered by insurance) which has had a Material Adverse Effect on NorthTech; (c) there has been no change by NorthTech in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) there has been no revaluation by NorthTech of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; and (e) NorthTech has conducted its business only in the ordinary course consistent with past practice.
    Tax Returns, Payments and Elections. NorthTech has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. NorthTech has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of NorthTech as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. NorthTech has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on NorthTech, its financial condition, its business as presently conducted or any of its properties or material assets.

4.02 Representation and Warranties of Oppenheim. Oppenheim hereby represents and warrants to NorthTech that:

    Authorization. Oppenheim has full power and authority to enter into this Agreement and the Transaction Documents, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.
    Organization, Good Standing and Qualification. Oppenheim is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Oppenheim is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on Oppenheim.
    Purchase Entirely for Own Account. This Agreement is made with Oppenheim in reliance upon its representation to NorthTech, which by its execution hereof Oppenheim hereby confirms, that the Note to be received by it, the Series "A" Preferred Stock issuable upon conversion of the Note and the Common Stock of NorthTech issuable upon conversion of the shares of Series "A" Preferred Stock issuable upon conversion of the Note (collectively, the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Oppenheim has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Oppenheim further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

    Disclosure of Information. Oppenheim believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Note. Oppenheim further represents that it has had an opportunity to ask questions and receive answers from NorthTech regarding the terms and conditions of the offering of the Note, and the business, properties, prospects and financial condition of NorthTech. The foregoing, however, does not limit or modify the representations and warranties of NorthTech in Section 4.01 of this Agreement or the right of Oppenheim to rely thereon.
    Investment Experience. Oppenheim is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Note.
    Non-U.S. Resident Investor. Oppenheim is not a "U.S. Person" as defined in Regulation S (as the same may be amended from time to time) promulgated under the Act.
      At the time signing this Agreement, Oppenheim resided outside the United States and no offer to purchase the Note or underlying securities was made in the United States. Except for a transaction registered under the Act or pursuant to an exemption from such registration, Oppenheim agrees not to reoffer or sell the Note or the underlying securities, or to cause any transferee permitted hereunder to reoffer or sell the Note or the underlying securities, within the United States, or for the account or benefit of a U.S. Person, (i) as part of the distribution of the Note or the underlying securities at any time, or (ii) otherwise, until at least one year after the Note or the underlying securities are issued ("Holding Period"), and, in either case, only in a transaction meeting the requirements of Regulation S or Rule 144 under the Act, including without limitation, where the offer (i) is not made to a person in the United States and either (A) at the time the buy order is originated, the buyer is outside the United States or the Seller and any person acting on its behalf reasonably believe that the buyer is outside the United States, or (B) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; and (ii) no directed selling efforts shall be made in the United States by the buyer, an affiliate or any person acting on their behalf.
      Pursuant to Regulation S, a "U.S. Person" means: (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which any trustee is a U.S. Person, (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if any individual resident in the United States), (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual resident in the United States), or (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction and formed by any U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

    Investment Intent. Oppenheim is acquiring the Note and underlying securities solely for its own account and not with a view to the distribution thereof to or for the benefit or account of any U.S. Person, in whole or in part. Oppenheim understands and agrees he, she or it may bear the economic risk of an investment in the Note and underlying securities for an indefinite period of time. Oppenheim does not now have or, in the future, will not take any short position or comparable hedge position in the shares of Common Stock NorthTech's or make any promissory notes and/or pledges on the share of Common Stock of NorthTech until the later of (i) the expiration of the Holding Period and (ii) such time as all shares of Series "A" Preferred Stock underlying the Note purchased pursuant to this Agreement are converted to shares of Common Stock of NorthTech or redeemed by NorthTech.
    Restricted Securities. Oppenheim understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from NorthTech in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Oppenheim represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
    Further Limitation on Disposition. Without in any way limiting the representations set forth above, Oppenheim further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of NorthTech to be bound by this Section 4.02, and:
      There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
      (1) Oppenheim shall have notified NorthTech of the proposed disposition and shall have furnished NorthTech with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by NorthTech, Oppenheim shall have furnished NorthTech with an opinion of counsel, reasonably satisfactory to NorthTech that such disposition will not require registration of such shares under the Securities Act. It is agreed that NorthTech will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
    Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:
      "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Securities Act or an opinion of counsel satisfactory to NorthTech that such registration is not required or unless sold pursuant to Rule 144 of such Securities Act."
      Any legend required by the laws of the Province of British Columbia.

5. CONDITIONS.

5.01 Conditions of Oppenheim at the Closing. The obligation of Oppenheim to purchase the Note at the Closing shall be subject to the satisfaction of each of the following conditions:

    The representations and warranties of NorthTech contained in Section 4.01 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.
    NorthTech shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
    All authorizations, approvals, or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.
    The Contribution Agreement shall have been executed by all applicable parties.
    There is no Event of Default (as defined in Section 7.01).

5.03 Conditions of NorthTech. The obligations of NorthTech to Oppenheim under this Agreement are subject to each of the following conditions:

    The representations and warranties of Oppenheim contained in Section 4.02 shall be true on and as of the Closing and the date on which the Second Note and Third Note, if applicable, are issued, with the same effect as though such representations and warranties had been made on and as of such dates.
    Oppenheim shall have funded the principal amount of the Note as specified in Sections 2.01.
    All authorizations, approvals, or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. COVENANTS.

6.01 Affirmative Covenants. So long as any of the Note shall remain unpaid or Oppenheim shall have any obligation to purchase Notes hereunder, NorthTech agrees that:

    Preservation of Existence. NorthTech will maintain and preserve, through itself or any successor to its business, its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its material properties.
    Payment of Taxes. NorthTech will pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of NorthTech, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with generally accepted accounting principles.
    Compliance with Laws. NorthTech will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the terms of any material indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, except to the extent failure to so comply would not have a Material Adverse Effect.

    Further Assurances and Additional Acts. NorthTech will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Oppenheim shall deem reasonably necessary or appropriate to effectuate the purposes of the Transaction Documents, and promptly provide Oppenheim with evidence of the foregoing reasonably satisfactory in form and substance to Oppenheim.

7. EVENTS OF DEFAULT.

7.01 Events of Default. Any of the following events that shall occur shall constitute an "Events of Default":

    Payments. NorthTech shall fail to pay when due any amount of principal of, or interest on, any Note, or any other amount payable under any Transaction Document, and such failure shall remain unremedied by NorthTech for a period of 30 days following the date of notice that such payment is due.
    Representations and Warranties. Any representation or warranty by NorthTech in the Transaction Documents shall prove to have been incorrect in a material respect when made or deemed made.
    Failure by NorthTech to Perform Certain Covenants. NorthTech shall fail to perform or observe any material term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for a period of 30 days from the notice by Oppenheim of the occurrence thereof.
    Bankruptcy. NorthTech shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or NorthTech shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978 (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against NorthTech pursuant to the Bankruptcy Code or any such other state or federal law; or NorthTech shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of NorthTech 's property, or shall take any action to authorize any of the actions or events set forth above in this subsection; or an involuntary petition seeking any of the relief specified in this subsection shall be filed against NorthTech; or any order for relief shall be entered against NorthTech in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).
    Default Under Other Indebtedness. NorthTech shall: (i) fail to make any payment of any principal of, or interest or premium on, any material Indebtedness (other than in respect of the Note) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure or otherwise agreed to by the parties; or (ii) fail to perform or observe any material term, covenant or condition on its part to be performed or observed under any material agreement or instrument relating to any other Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or, observe accelerates the maturity of such Indebtedness.

7.02 Cure. Upon each of such Event of Default, NorthTech shall have thirty (30) days to cure such default after receipt of written notice of default from Oppenheim specifying the nature of NorthTech's default. If NorthTech is unable to cure its default within such thirty (30) day period, Oppenheim may, at its option, accelerate repayment of the Outstanding Balance in which case the Outstanding Balance shall be due and payable immediately. Upon any default of NorthTech hereunder, Oppenheim may pursue any remedies that are available to it. In addition, Oppenheim shall have a right to offset any amounts due upon such a default against any amounts (including royalties, if any) payable by Oppenheim or its parent to NorthTech.

8. CONTRIBUTION AGREEMENT AND APPOINTMENT OF INVESTOR REPRESENTATIVE. The Contribution Agreement, a copy which has been provided to Oppenheim, requires each purchaser of shares of Series "A" Preferred Stock of NorthTech be a party to the Contribution Agreement. To simplify matters an investor representative has been appointed to represent all of the purchasers who may acquire shares of Series "A" Preferred Stock of NorthTech either through this Agreement or the private placement being conducted by NorthTech. At this time:

8.01 Appointment of Investor Representative. Oppenheim hereby ratifies, authorizes and directs Steve Drayton ("Investor Representative") to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Investor Representative hereunder in connection with the transactions contemplated by the contribution agreement dated October __, 2006 by and among NorthTech, Platinum Research Organization L.P. ("Platinum"), the limited partners of Platinum, the sole stockholder of Platinum's general partner and the Investor Representative (the "Contribution Agreement") and to exercise such rights, power and authority as are incidental thereto. Execution of this Agreement by Oppenheim shall constitute ratification by Oppenheim of the appointment of the Investor Representative in accordance herewith and agreement to be bound by the actions of the Investor Representative taken under the Contribution Agreement.

8.02 Term and Authority of Investor Representative. Subject to the provisions of this Subsection 8(b), the Investor Representative shall serve as such from the date hereof until the earlier of his removal or the completion of his obligations under the Contribution Agreement. Oppenheim hereto acknowledges and agrees that, as to all matters arising under the Contribution Agreement, the Investor Representative shall act for and on behalf of Oppenheim. When the Contribution Agreement provides that a determination or any other action or event is conclusive and binding upon Oppenheim, such determination, action or event of the Investor Representative shall be conclusive and binding upon Oppenheim. In addition, the Investor Representative shall have all such incidental powers as may be necessary or desirable to carry into effect the provisions of this Section 13, including, at the expense of Oppenheim, to retain attorneys, accountants and other advisors to assist him in the performance of his duties thereunder. In the event that the Person who is acting as the Investor Representative is terminated by Oppenheim, his successor shall be appointed by NorthTech in accordance with this Section 8. Upon the resignation of any Investor Representative, a successor Investor Representative (and, if necessary, further successor Investor Representatives), shall be appointed by the Investor Representative or in the event of his death, or his failure to so appoint a successor by NorthTech. Any successor to an Investor Representative shall for purposes of the Contribution Agreement be deemed to be, for the time of the appointment thereof, an Investor Representative and from and after such time, the term "Investor Representative" as used herein shall be deemed to refer to any successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of the Contribution Agreement.

8.03 No Obligation on NorthTech. Oppenheim agrees that the provisions set forth in this Section 8 shall in no way impose any obligations on NorthTech other than those explicitly set forth in the Contribution Agreement. In particular, notwithstanding in any case any notice received by NorthTech to the contrary, and NorthTech shall be fully protected in relying upon and shall be entitled (i) to rely upon actions, decisions and determinations of the Investor Representative and (ii) to assume that all actions, decisions and determinations of the Investor Representative are fully authorized and binding upon the Investor Representative and Oppenheim.

8.04 Limitation of Investor Representative Liability. Oppenheim further agrees that Investor Representative: (A) shall not incur any personal liability for acting in such capacity if in doing so he acts upon advice of counsel or otherwise acts in good faith; (B) shall not incur any personal liability for acting in such capacity in the absence of his gross negligence or willful misconduct; (C) may act upon any instrument or signature believed by him to be genuine and may assume that any Person purporting to give any notice or instruction under the Contribution Agreement, Subscription Agreement or any Ancillary Agreement or document believed by him to be authorized has been authorized to do so. The Investor Representative shall not be liable for any act done or omitted hereunder as Investor Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted by the Investor Representative pursuant to the advice of counsel shall be conclusive evidence of such good faith. Oppenheim shall severally indemnify the Investor Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of such Investor Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

8.05 Compensation of Investor Representative. The Investor Representative shall act without any compensation. Notwithstanding the foregoing, the Investor Representative shall be promptly reimbursed by Oppenheim for all out-of-pocket expenses incurred by him in his capacity of Investor Representatives.

9. MISCELLANEOUS.

9.01 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of NorthTech and Oppenheim. Any amendment or waiver effected in accordance with this paragraph shall be binding upon both parties hereto.

9.02 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 8.02, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 8.02; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

If to Oppenheim:	Bank Sal. Oppenheim Jr. & Cie
Uranistar.28
CH-8022 Zurich
Switzerland
Attention: R. Grelat/U. Fricker (Vice Presidents)
Fax No. (011)_______________

If to NorthTech:	NorthTech Corporation
1917 West 4th Avenue, Suite 421
Vancouver B.C. V6J 1M7
Attention: Cecelia Pineda
Fax No.: (604) 689-4087

9.03 Survival. All covenants, agreements, representations and warranties made herein shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, the execution and delivery of the Note, and shall continue in full force and effect so long as Oppenheim has any commitment, any Notes remain outstanding or unpaid or any obligation to perform any other act under this Agreement or the Transaction Documents otherwise remains unsatisfied.

9.04 Benefits of Agreement. The Transaction Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Transaction Document.

9.05 Binding Effect; Assignment. This Agreement shall become effective when it shall have been executed by NorthTech and Oppenheim and thereafter shall be binding upon, inure to the benefit of and be enforceable by NorthTech, Oppenheim and their respective successors and assigns; PROVIDED that NorthTech may not assign any of its rights, interests or obligations under this Agreement or the other Transaction Documents, and any attempt to do so shall be null and void without Oppenheim's prior written consent, which consent shall not be unreasonably withheld. NorthTech hereby consents to the assignment or transfer of all or any part of the obligations and rights by Oppenheim to Oppenheim's parent or to one or more subsidiaries of Oppenheim or of Oppenheim's parent.

9.06 Governing Law. This Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any term the Subscription Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding..

9.07 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

9.08 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.09 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9.10 Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one officer as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation.

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If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

BANK SAL. OPPENHEIM JR. & CIE

By:

Name: R. Grelat

Title: Vice President

By:

Name: U. Fricker

Title: Vice President

NORTHTECH CORPORATION

By:

Name: Cecelia Pineda

Title: President and CEO

EXHIBIT "A"
FORM OF CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED FOR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IS AN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

NORTHTECH CORPORATION
CONVERTIBLE PROMISSORY NOTE

No. 10-28-2006                                                                                                                                                                                                                                                         US $500,000

FOR VALUE RECEIVED, NorthTech Corporation, a Delaware corporation ("Maker" or "NorthTech"), promises to pay to the order of Bank Sal. Oppenheim Jr. & Cie, a Delaware corporation ("Holder" or "Oppenheim"), the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest from the date of this Note on the unpaid principal balance at a rate equal to the lesser of (a) 5.0% or (b) the maximum interest rate permitted under applicable federal and state laws. Interest shall be computed as simple annual interest on the basis of a year of 360 days for the actual number of days occurring in the period for which such commitment fee or interest is payable. Payment shall be made by Maker to Holder at the offices of Oppenheim, located at 53rd Street, Obarrio, Swiss Tower 16th Floor, Panama 5, Republic of Panama, or to such other office and account of Holder as it from time to time shall designate in a written notice to Maker.

This Note is issued pursuant to that certain Convertible Note Purchase Agreement dated as of October ___, 2006, between Maker and Holder (the "Agreement"). Terms used herein have the meanings assigned to those terms in the Agreement, unless otherwise defined herein.

The terms of payment of principal and accrued interest shall be in accordance with the terms and conditions of the Agreement. Payment shall be made in lawful tender of the United States and shall be credited first to accrued interest then due and payable with the remainder applied to principal. Prepayment of the principal, together with accrued interest, may be made at any time without penalty or premium, subject to Section 3.03 of the Agreement.

The unpaid principal on this Note (or any portion thereof) shall be convertible at the election of Holder into shares of NorthTech Series "A" Preferred Stock pursuant to the terms and conditions set forth in the Agreement.

If action is instituted to collect this Note, Maker will pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

This Note shall be construed in accordance with the laws of the state of Delaware, without regard to the conflicts of law provisions of the state of Delaware or of any other state.

The Maker has caused this Convertible Promissory Note to be issued as of the date first above written.

NORTHTECH CORPORATION

By:

Name: Cecelia Pineda

Title: President and CEO

EXHIBIT "B"
CERTIFICATE OF DESIGNATION
SERIES "A" CONVERTIBLE PREFERRED STOCK
NORTHTECH CORPORATION

The undersigned Chief Executive Officer of NorthTech Corporation, a corporation currently organized and existing under Chapter 78 of the Nevada Revised Statutes, but which intends to redomesticate to the State of Delaware and by be subject to the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

FIRST: The name of the corporation is NorthTech Corporation (the "Corporation").

SECOND: The Board of Directors has approved the alteration of the share capital of the Corporation to create preferred stock with a par value $0.001 per share ("Preferred Stock") and has approved the adoption of the Certificate of the Designation, Powers, Preferences and Rights of the Series "A" Cumulative Convertible Preferred Shares (the "Certificate of Designation") of the Corporation and authorized the Certificate of Designation to be filed with the State of Delaware on redomestication of the Corporation, subject to stockholder approval.

THIRD: On November __, 2006, at a Special Meeting of the Stockholders of the Corporation, the holders of the Common Stock will be asked to approve the alteration of the share capital of the Corporation which will include the creation of Preferred Shares and the redomestication of the Company from Nevada to Delaware.

NOW, THEREFORE, BE IT RESOLVED that the rights and restrictions attached to the Class "A" Preferred Shares are as follows::

Section 1. Number of Shares and Designation. This series of Preferred Shares shall be designated as shares of Series A Cumulative Mandatory Convertible Preferred Stock (liquidation preference $0.90 per share), par value $0.001 per share (the "Series "A" Preferred Shares"). The number Series "A" Preferred Shares authorized shall be 5,000,000.

Section 2. Definitions. For purposes of the Series "A" Preferred Shares, the following terms shall have the meanings indicated:

"Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series "A" Preferred Shares.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

"Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation and a replacement of the majority of the Board of Directors as comprised according to the terms and conditions of the Contribution Agreement, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

"Common Shares" shall mean the shares of Common Stock of the Corporation, par value $0.001 per share.

"Common Share Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Constituent Person" shall have the meaning set forth in Section 7(f) hereof.

"Conversion Price" shall mean the conversion price per Common Share for which the Series "A" Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $0.18 per Common Share (equivalent to a conversion rate of five (5) Common Shares for each Series "A" Preferred Share).

"Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Current Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Current Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of a majority of the Series "A" Preferred Shares, with the costs of such appraisal to be borne by the Corporation.

"Discount Dividend Payment" shall have the meaning set forth in Section 7(b) hereof.

"Dividend Default" shall have the meaning set forth in Section 12 hereof.

"Dividend Payment Date" shall mean the 15th calendar day of January, April, July and October, in each year, commencing on April 15, 2007; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

"Dividend Payment Record Date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

"Dividend Periods" shall mean quarterly dividend periods commencing on January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include October 14, 2011).

"Fair Market Value" shall mean the average of the daily Current Market Prices per Common Share during the twenty (20) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

"Issue Date" with respect to the Series "A" Preferred Shares shall mean the first date on which any of the Series "A" Preferred Shares are issued and sold.

"Junior Shares" shall mean the Common Shares and any other class or series of shares of capital stock of the Corporation constituting junior stock within the meaning set forth in Section 10(c) hereof.

"Liquidation Event" means the actual liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or a deemed liquidation event as a result of a merger, consolidation, reorganization, business combination or other change in control transaction involving the Corporation.

"Liquidation Preference" shall have the meaning set forth in Section 4(a) hereof.

"Mandatory Conversion Date" shall have the meaning set forth in Section 8(a) hereof.

"Maturity Date" shall have the meaning set forth in Section 9(a) hereof.

"Non-Electing Share" shall have the meaning set forth in Section 7(h) hereof.

"Parity Shares" shall be deemed to include all shares created now or in the future on a parity with the Series "A" Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series "A" Preferred Shares, if the holders of such class of stock or series and the Series "A" Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

"Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Securities" shall have the meaning set forth in Section 7(e) hereof.

"Series "A" Preferred Shares" shall have the meaning set forth in Section 1 hereof.

"Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of capital stock ranking on a parity with the Series "A" Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series "A" Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

"Trading Day" shall mean any day on which the securities in question are traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

"Transaction" shall means the following without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares of the Corporation.

"Transfer Agent" means Resident Agents of Nevada, 711 S. Carson Street #4, Carson City, NV89701, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series "A" Preferred Shares.

"Voting Preferred Shares" shall have the meaning set forth in Section 11 hereof.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

  General Terms.
  Commencing on the date of the initial issuance (the "Issue Date") of the Series "A" Preferred Shares the holders of record of shares of Series "A" Preferred Shares shall be entitled to receive, out of any assets at the time legally available therefore and as declared by the Board of Directors, dividends at the rate of ten percent (10%) of the stated Liquidation Preference Amount (as defined in Section 4 hereof) per share per annum (the "Dividend Payment"), subject to Sections 3(a)(ii), 3(a)(iii), and (7)(b)(iii) below, and as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(g). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized and declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date.
  Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series "A" Preferred Shares, as they appear on the stock records of the Corporation at the close of business on the 15th calendar day of December, March, June and October, each year, commencing on April 15, 2007 (each a "Dividend Payment Record Date"). Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.
  Reduction of Dividend Rate on Certain Events. Notwithstanding the terms and provisions of Section 3(a) hereof, the dividend rate will be reduced to a: (i) five percent (5%) dividend on the Corporation publicly announcing having entered into a commercial agreement(s) which in the sole opinion the of the independent directors of the Corporation will increase the Corporation's aggregate net revenues forty million dollars ($40,000,000) or more over the life of the contract (the "Material Contract"); and (ii) two percent (2%) dividend if the Corporation achieves the Material Contract and records quarterly net revenues of one million dollars ($1,000,000) per quarter (the "Revenue Threshold"). Any dividend rate reduction will become effective the following quarter from achieving the Material Contract or Revenue Threshold and as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(g).

  Dividend Payment in Cash or Common Shares. The Corporation may make the Dividend Payment in cash or in Common Shares, or both; provided, however, that the Corporation must pay the Dividend Payment in cash if, on the date of such Dividend Payment becomes payable, a registration statement providing for the resale of the Common Shares issuable as dividends on the Series "A" Preferred Shares is not then effective. Subject to the foregoing proviso, if the Corporation elects to pay any dividend in Common Shares, the number of Common Shares to be issued to the holder shall be an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the VWAP. If the Corporation elects to pay any dividend in Common Shares, the Corporation will give the holders of record of shares of the Series "A" Preferred Shares ten (10) trading days notice prior to the date of the applicable Dividend Payment. In the case of shares of Series "A" Preferred Shares outstanding for less than a full quarter, dividends shall be pro rated based on the portion of each quarter during which such shares are outstanding. Dividends on the Series "A" Preferred Shares shall be cumulative and shall accrue but are not payable until the Series "A" Preferred Shares are converted, redeemed or liquidated. Dividends on the Series "A" Preferred Shares are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Junior Shares. Such dividends shall accrue on each share of Series "A" Preferred Shares from day to day whether or not declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series "A" Preferred Shares at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Corporation ranking on a parity with the Series "A" Preferred Shares as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Shares.
  Pro Rata Calculation. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series "A" Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series "A" Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein expressly provided, on the Series "A" Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series "A" Preferred Shares that may be in arrears. All dividend amounts set forth in this Section 3 shall be adjusted appropriately for any stock splits, stock dividends and the similar events described in Section 7(g).
  Seniority. So long as any Series "A" Preferred Shares are outstanding, no dividends, except as described in the this section, shall be authorized and declared or paid or set apart for payment, or other distribution of cash or other property declared or made directly by the Corporation or any person acting on behalf of the Corporation, on any series or class or classes of shares for any period nor shall any such shares be redeemed, purchased or otherwise acquired through a sinking fund or otherwise for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for such shares), nor shall any payment or distribution of cash or other property be made for the benefit of any holder of Parity Shares, directly or indirectly, unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series "A" Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series "A" Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series "A" Preferred Shares and such Parity Shares.

Section 4. Liquidation Preference.
  Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series "A" Preferred Shares shall be entitled to receive Ninety Cents ($0.90) per Series "A" Preferred Share (the "Liquidation Preference") plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series "A" Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series "A" Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series "A" Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series "A" Preferred Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
  Remaining Assets. After payment shall have been made in full to the holders of the Series "A" Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series "A" Preferred Shares shall not be entitled to share therein.

Section 5. Reservation of Shares
  Reserved Amount. On or prior to the Issue Date, the Corporation shall reserve 25,000,000 shares of its authorized but unissued Common Stock for issuance upon conversion of the Series "A" Preferred Shares (includes any Dividend payable thereon for the first year), and, thereafter, the number of authorized but unissued Common Shares so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series "A" Preferred Share (including any Dividend payable thereon) outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated among the holders of the Series "A" Preferred Shares.

  Increases to Reserved Amount. If the Reserved Amount for any five consecutive trading days (the last of such five trading days being the "Authorization Trigger Date") shall be less than one hundred percent (100%) of the number of Common Shares issuable upon full conversion of the then outstanding shares of Series "A" Preferred Share, the Corporation shall immediately notify the holders of Series "A" Preferred Share of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional Common Shares) to increase the Reserved Amount to one hundred percent (100%) of the number of Common Shares then issuable upon full conversion (including any Dividend payable thereon) of all of the outstanding Series "A" Preferred Share at the then current Conversion Price. In the event the Corporation fails to so increase the Reserved Amount within one hundred twenty (120) days after an Authorization Trigger Date, each holder of Series "A" Preferred Shares shall thereafter have the option, exercisable in whole or in part at any time and from time to time, by delivery of a Redemption Notice to the Corporation, to require the Corporation to redeem for cash, at an amount per share equal to the Redemption Amount (as set out in Section 9(d) hereof), a number of the holder's shares of Series "A" Preferred Share such that, after giving effect to such redemption, the then unissued portion of such holder's Reserved Amount is at least equal to one hundred percent (100%) of the total number of Common Shares issuable upon conversion (including any Dividend payable thereon) of such holder's shares of Series "A" Preferred Share. If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Section 9.

Section 6. Reclassification of Converted Shares. All Series "A" Preferred Shares which shall have been converted pursuant to Section 7 or 8 herein shall automatically be reclassified as Common Shares. The number of Common Shares issuable upon conversion shall be determined in accordance with Section 7 and 8, respectively.

Section 7. Conversion by Holders. Holders of Series "A" Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

  Right to Convert. Subject to and upon compliance with the provisions of this Section 7, a holder of Series "A" Preferred Shares shall have the right, at his or her option, to convert such shares and any accrued but unpaid dividends into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series "A" Preferred Shares by the Conversion Price by surrendering such Series "A" Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7.
  Mechanics to Exercise Conversion Rights.
  In order to exercise the conversion right, the holder of each Series "A" Preferred Share to be converted shall surrender the certificate representing such Series "A" Preferred Share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation or the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series "A" Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series "A" Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).
  Holders of Series "A" Preferred Shares at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such Series "A" Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series "A" Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such Series "A" Preferred Shares on such Dividend Payment Date. A holder of Series "A" Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series "A" Preferred Shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Corporation on such Series "A" Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series "A" Preferred Shares for conversion.
  Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Series "A" Preferred Shares or for dividends on the Common Shares issued upon such conversion.
  No Fractional Shares. No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series "A" Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series "A" Preferred Share, the Corporation shall pay to the holder of such Series "A" Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series "A" Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series "A" Preferred Shares so surrendered.

  Adjustment to Conversion Price. The Conversion Price shall be adjusted under the following circumstances:
    Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Series "A" Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Share or Common Share Equivalents entitling any Person to acquire Common Shares, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of such Dilutive Issuance plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of such Dilutive Issuance plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable in connection with such Dilutive Issuance) would purchase at such Conversion Price. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Share or Common Share Equivalents subject to this section, indicating therein the applicable issuance price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(d), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. Notwithstanding the foregoing or any other provision herein to the contrary, no adjustment to the Conversion Price will be required as a result of any issuance by the Corporation of any Common Shares, or Common Share Equivalents (A) pursuant to any stock option plan, restricted stock plan or other compensatory plan or arrangement with any officer, director, employee or consultant of the Corporation or any affiliated entity, (B) pursuant to or in connection with any agreement or understanding in effect on or before the Issue Date, (C) pursuant to or in connection with any Transaction or (D) to any vendor, customer or other person or entity with which the Corporation has or is attempting to develop a business relationship.
    Subsequent Rights Offerings. If the Corporation, at any time while the Series "A" Preferred Share is outstanding, shall issue rights, options or warrants to all holders of Common Share (and not to holders of Series "A" Preferred Shares) entitling them to subscribe for or purchase Common Shares at a price per share less than the Conversion Price at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
    Calculations. No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least $0.05 in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (e) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (e), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

  Pro Rata Distribution. If the Corporation shall distribute to holders of its Common Shares any shares of capital stock of the Corporation or of any subsidiary (other than Common Shares) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of current or accumulated earnings) or rights, options or warrants to subscribe for or purchase any of its securities (excluding rights, options and warrants to subscribe for or purchase Common Shares, which rights, options and warrants are referred to in and governed by subparagraph (e)(iii) above) (any of the foregoing being hereinafter in this subparagraph (f) called the "Securities"), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Shares as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the holder of Class "A" Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

  Stock Dividends and Stock Splits. If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution payable in Common Shares on any class of shares of capital stock of the Corporation (excluding any Discounted Dividend Payment payable on the Series "A" Preferred Shares pursuant to Section 7 hereof), (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series "A" Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series "A" Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (g) shall become effective immediately upon the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.
  Fundamental Transaction. If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Fundamental Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series "A" Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Fundamental Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Fundamental Transaction by a holder of that number of Common Shares into which one Series "A" Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated into or which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Fundamental Transaction (provided that if the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Fundamental Transaction is not the same for each Common Share of the Corporation held immediately prior to such Fundamental Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this subparagraph (g) the kind and amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this subparagraph (h) shall similarly apply to successive Fundamental Transactions.

  Notice Requirement. If:
    the Corporation shall declare a dividend (or any other distribution) on the Common Shares (other than in cash out of current or retained earnings); or
    the Corporation shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or
    there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d) (ii) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or
    there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

  then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series "A" Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

  Notification of Transfer Agent. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of each Series "A" Preferred Share at such holder's last address as shown on the stock records of the Corporation.

  Timing of Adjustment. In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series "A" Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.
  Exceptions to Adjustment. There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.
  Board Discretion. If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series "A" Preferred Shares, the Conversion Price for the Series "A" Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.
  Adjustment to Share Reservation. The Corporation covenants that it will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of issuance upon conversion of the Series "A" Preferred Shares, that number of Common Shares required by any such increase in the Conversion Price. For purposes of this paragraph (n), such number of Common Shares shall be computed as if at the time of computation all such Series "A" Preferred Shares were held by a single holder. The Corporation further covenants that any Common Shares issued upon conversion of the Series "A" Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series "A" Preferred Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price. The Corporation shall use its commercially reasonable best efforts to list the Common Shares required to be delivered upon conversion of the Series "A" Preferred Shares or payable as a dividend on the Series "A" Preferred Shares, prior to such delivery, upon each national securities exchange or automated quotation market, if any, upon which the outstanding Common Shares are listed or quoted at the time of such delivery. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of, or the payment of a dividend on, the Series "A" Preferred Shares, the Corporation shall use its commercially reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.
  Transfer Taxes. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series "A" Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series "A" Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 8. Mandatory Conversion at Option of the Corporation.

  Forced Conversion. On and after the "Mandatory Conversion Date" (as defined below) the Corporation shall have the option to cause the conversion of the Series "A" Preferred Shares, in whole or from time to time in part, into Common Shares. Any such conversion shall be subject to and effected in accordance with the provisions of Section 7 hereof (excluding Section 7(b)(iii)), to the extent applicable. "Mandatory Conversion Date" shall mean the last day of any period of twenty (20) consecutive Trading Days ending on or after the date the underlying shares are registered for resale with the Securities and Exchange Commission, in which the volume weighted average of the daily Current Market Price per Common Share equals or exceeds 200% of the Conversion Price (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(g)). Any such determination shall be made by the Corporation and shall be evidenced by an officer's certificate setting forth the data supporting such determination, which certificate shall be conclusive evidence of such determination absent manifest error and filed with the Transfer Agent. If the Corporation exercises its right to cause the conversion of Series "A" Preferred Shares in whole or from time to time in part, it shall furnish notice thereof to the Transfer Agent and shall mail such notice to the holders of each outstanding Series "A" Preferred Share being converted at such holder's last address as shown on the stock records of the Corporation, together with a determination as to the number of Series "A" Preferred Shares to be converted and the Conversion Price with respect thereto; provided that to the extent the Corporation elects to cause less than all outstanding shares of Series "A" Preferred Shares to convert pursuant to this Section, the Corporation shall require holders to convert ratably based on their then-current holdings of the Series "A" Preferred Shares.
  Termination of Dividend Rights. Notwithstanding anything to the contrary herein, the right of any Series "A" Preferred Shareholder to exercise any right of conversion pursuant to Section 7 hereof shall terminate upon the exercise by the Corporation of its conversion right in respect of such shares pursuant to Section 8(a). Notice of conversion having been mailed as aforesaid, from and after the date of such notice (unless the Corporation shall fail to convert the Series "A" Preferred Shares in accordance with this Section 8), (i) except as expressly provided in Section 7 hereof, dividends on the Series "A" Preferred Shares so called for conversion shall cease to accrue, (ii) all rights of the holders of Series "A" Preferred Shares shall cease (except the right to receive the Common Shares issuable upon conversion and any dividends on the Series "A" Preferred Shares as provided in Section 7 hereof (excluding Section 7(b) (iii)) and (iii) such Series "A" Preferred Shares shall no longer be deemed to be outstanding.

Section 9. Mandatory Redemption.

  Holder Redemption Events. A "Redemption Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
  the "Maturity Date" of the Series "A" Preferred Shares having occurred, being five years from the Issue Date;
  the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the 180th day after the Issue Date; provided, that if the Corporation has responded to all Commission comment letters on such registration statement within 10 days of receipt, then no Triggering Event shall be deemed to have occurred;
  the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Share to issue to such Holder upon a conversion hereunder;

  the Corporation provides written notice (or otherwise indicates) to any holder of Series "A" Preferred Shares, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, Common Shares to any holder of Series "A" Preferred Shares upon conversion in accordance with the terms of this Certificate of Designation;
  the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;
  bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within seventy-five (75) days of their initiation;
  the Corporation shall redeem more than a de minimis number of Junior Shares;
  a Change of Control Transaction; or
  the Common Shares shall fail to be listed or quoted for trading on a Trading Market for more than five (5) Trading Days, which need not be consecutive Trading Days.
  Redemption Notice. Upon the occurrence of any such Redemption Event other than clause 9(a)(i) (i.e., upon Maturity Date, in which case clause 9(c) shall apply), each holder of shares of Series "A" Preferred Shares shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to such effect (a "Redemption Notice") to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series "A" Preferred Shares held by such holder for an amount per share equal to the Redemption Amount (as defined in subsection 9(d) below) in effect at the time of the redemption hereunder.  For the avoidance of doubt, the occurrence of any event described in clauses (iii), (iv), (vii), and (viii) above shall immediately constitute a Redemption Event and there shall be no cure period.  Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the five trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series "A" Preferred Shares), the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "Redemption Announcement") to all holders of Series "A" Preferred Shares stating the date upon which the Corporation received such Redemption Notice and the amount of Series "A" Preferred Shares covered thereby.  The Corporation shall not redeem any shares Series "A" Preferred Shares during the five trading day period following the delivery of a required Redemption Announcement hereunder.  At any time and from time to time during such five trading day period, each holder of Series "A" Preferred Shares may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series "A" Preferred Shares covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.
  Mandatory Redemption. On the Maturity Date, the Corporation shall redeem all outstanding shares of Series "A" Preferred Shares, to the extent it has funds legally available therefore, at the redemption price of 120% of the Liquidation Preference thereof, plus an amount equal to the dividends unpaid thereon, if any, whether or not declared, to the redemption date.
  Redemption Amount. The "Redemption Amount" with respect to a share of Series "A" Preferred Shares (other than upon the Maturity Date) means an amount equal to the greater of:

	(i)	___V___	x	M	=	Redemption Amount
C P

Or:	(ii)	V	x	R	=	Redemption Amount

where:

"V" means the Liquidated Preference plus all accrued but unpaid dividends thereon through the date of payment of the Redemption Amount;

"CP" means the Conversion Price in effect as of the date of the Redemption Notice;

"M" means the highest VWAP of Common Shares during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount; and

"R" means 120%

  Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series "A" Preferred Shares within five business days after its receipt of a Redemption Notice, then the holder of Series "A" Preferred Shares entitled to redemption shall be entitled to interest on the price payable upon Redemption at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder. In the event the Corporation is not able to redeem all of the shares of Series "A" Preferred Shares subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series "A" Preferred Shares from each holder pro rata, based on the total number of shares of Series "A" Preferred Shares outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series "A" Preferred Shares outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

Section 10. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Delaware law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of capital stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation's total liabilities.

Section 11. Ranking. All other class or series of shares of capital stock of the Corporation shall be deemed to rank junior to the Series "A" Preferred Shares, as to the payment of dividends and on the distribution of assets upon liquidation, dissolution or winding up, as the case may be. The Series "A" Preferred Shares shall rank in preference and priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series "A" Preferred Shares.

Section 12. Voting. The holders of Series "A" Preferred Shares shall have the following voting rights:
  Subject to the provision for adjustment hereinafter set forth, each Series "A" Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Issue Date (i) declare any dividend on outstanding shares of Common Share payable in Common Shares, (ii) subdivide outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series "A" Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of Common Shares outstanding immediately after such event and the denominator of which shall be the number of Common Shares that were outstanding immediately prior to such event.
  Except as otherwise provided herein or by law, the holders of Series "A" Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

  The holders of Series "A" Preferred Shares, voting separately as a class, shall have the right to elect two Directors. The number of Directors shall not be increased or decreased beyond seven except as approved by a vote of the holders of Series "A" Preferred Stock as herein provided.
  So long as any shares of Series "A" Preferred Share are outstanding, the Corporation shall not, without the affirmative vote of the holders of the Series "A" Preferred Share then outstanding:
  increase or decrease the authorized number of shares of common or preferred stock of the Corporation;
  alter or change the rights, preferences or privileges of the Series "A" Preferred Shares, or increase the authorized number of shares of Series "A" Preferred Shares;
  alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series "A" Preferred Shares;
  create or issue any securities senior to or Pari Passu to the Series "A" Preferred Shares;
  create (by reclassification or otherwise) any new class or series of shares of the Corporation;
  redeem any shares of common stock or preferred stock (other than pursuant to stock incentive agreements with service providers giving the Corporation the right to repurchase shares upon the termination of services);
  enter into any transaction which results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Corporation are to be sold;
  amend or waive any provision of the Corporation's constating documents (Certificate of Incorporation, Articles, or Bylaws);
  increase or decrease the authorized size of the Corporation's board of directors;
  redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Shares. Notwithstanding the foregoing, the Corporation shall, without the prior approval of the holders of the Series "A" Preferred Shares, be entitled to repurchase Junior Shares from employees of the Corporation in connection with employee compensation plans approved by the Corporation's Board of Directors;;
  take any action that results in borrowing in excess of the amount raised by the Corporation from the issuance of the Series "A" Preferred Shares without consent of the holders of the Series "A" Preferred Shares, which consent shall not be unreasonably withheld;
  increase the par value of the Common Shares;
  take any action that results in the creation of any lien or encumbrance on the assets of the Corporation (other than in favor of the holders of Series "A" Preferred Shares);
  change the Corporation's principal line of business;
  acquire directly or indirectly any other business or material assets, or sublicense or transfer any intellectual property of the Corporation without consent of the holder of the Series "A" Preferred Shares, which consent shall not be unreasonably withheld.
  To the extent that the vote of the holders of the Series "A" Preferred Shares, voting separately as a class or series, as applicable, is permitted or required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series "A" Preferred Shares represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class or series.

  If in connection with any Liquidation Event, the holders of the Series "A" Preferred Shares are entitled to vote to approve such Liquidation Event as a class, then the holders of such Series "A" Preferred Shares shall agree to vote their shares in favor of the Liquidation Event, conditioned on the receipt by all holders of Series "A" Preferred Shares of their respective Liquidation Preference, in full.
  Notwithstanding any other provision of this Section 12, in the event that it is determined by Nasdaq or any other securities regulator (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this Section 12 violate or conflict with Rule 4351 of the National Association of Securities Dealers, Inc. ("NASD"), or any successor or similar rule, or the rules or regulations of any other securities exchange on which the Common Shares are then listed or traded, then the manner of voting and/or number of votes to which each share of Series "A" Preferred Share is entitled shall be modified and/or reduced to the extent required to comply with such rule.

  Except as set forth herein, holders of Series "A" Preferred Shares shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

Section 13. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series "A" Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 14. No Preemptive Rights. Except as may otherwise be required by law, the Series "A" Preferred Shares shall not have any powers, preferences and relative participating, optional or other special rights, other than those specifically and expressly set forth in this Certificate of Designation and in the Corporation's Certificate of Incorporation, as amended. The Series "A" Preferred Shares shall have no preemptive or subscription rights.

Section 15. Miscellaneous.

  Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Transfer Agent with a copy to the Corporation to the attention of the Chief Executive Officer at its principal executive offices or such other address or facsimile number as the Corporation may specify for such purposes by notice to the holders of Series "A" Preferred Shares delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each holder of Series "A" Preferred Shares at the facsimile telephone number or address of such holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the holder of Series "A" Preferred Shares. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
  No Pre-emptive Rights.  The holders of the Class "A" Preferred Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Corporation now or in the future.
  Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series "A" Preferred Share at the time, place, and rate, and in the coin or currency, herein prescribed.
  Lost or Mutilated Series "A" Preferred Share Certificate. If a holder's Series "A" Preferred Share certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series "A" Preferred Share so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
  Waiver. Any waiver by the Corporation or the holder of Series "A" Preferred Shares of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the holder of Series "A" Preferred Shares to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.
  Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.
  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
  Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, NorthTech Corporation caused this certificate to be signed by its Chief Executive Officer this ____ day of October, 2006.

NORTHTECH CORPORATION

Per:

Cecelia Pineda
Chief Executive Officer

ANNEX A

NOTICE OF ELECTION TO CONVERT

(To be Executed by the Registered Holder in order to Convert Shares of Series "A" Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series "A" Convertible Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the "Common Stock"), of NorthTech Corporation, a Nevada Corporation to be continued into Delaware (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Preferred Stock owned prior to Conversion:__________

Number of shares of Preferred Stock to be Converted:____________________

Stated Value of shares of Preferred Stock to be Converted:______________

Number of shares of Common Stock to be Issued: _________________________

Applicable Conversion Price:____________________________________________

Number of shares of Preferred Stock subsequent to Conversion:___________

HOLDER: ____________________________

By:___________________________________

Name: ________________________________

Title: _________________________________

EXHIBIT "C"

RISK ACKNOWLEDGEMENT

Form 45-106F4

Risk Acknowledgement
  I acknowledge that this is a risky investment.
  I am investing entirely at my own risk.
  No securities regulatory authority has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.
  The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me.
  I will not be able to sell these securities except in very limited circumstances. I may never be able to sell these securities.
  I could lose all the money I invest.

I am investing US$ 500,000__ [total consideration] in total; this includes any amount I am obliged to pay in future. NorthTech Corporation will pay no fee or commission in connection with this investment.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

_________________________________                                            _________________________________
Date                                                                                                       Signature of Purchaser

                                                                                                              _________________________________
                                                                                                              Print name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

WARNING

You have 2 business days to cancel your purchase

To do so, send a notice to NorthTech Corporation stating that you want to cancel your purchase. You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities. You can send the notice by fax or email or deliver it in person to Newport Gold, Inc. at its business address. Keep a copy of the notice for your records.

NorthTech Corporation
1917 West 4th Avenue, Suite 421
Vancouver, BC V6J 1M7
Phone: 604-689-4088
Fax #: 604-689-4087
E-mail address: cecelia@investa.net

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

  the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

  There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

  You will not receive an offering memorandum.

  You will not receive advice

  You will not get professional advice about whether the investment is suitable for you. But you can still seek that advice from a registered adviser or investment dealer. In Alberta, Manitoba, Northwest Territories, Prince Edward Island, Quebec and Saskatchewan to qualify as an eligible investor, you may be required to obtain that advice. Contact the Investment Dealers Association of Canada (website at www.ida.ca) for a list of registered investment dealers in your area.

  The securities you are buying are not listed

  The securities you are buying are not listed on any stock exchange, and they may never be listed. You may never be able to sell these securities.

  The issuer of your securities is a non-reporting issuer

  A non-reporting issuer does not have to publish financial information or notify the public of changes in its business. You may not receive ongoing information about this issuer.

  For more information on the exempt market, call your local securities regulatory authority.

British Columbia Securities Commission 701 West Georgia Street P.O. Box 10142, Pacific Centre Vancouver, B.C. V7Y 1L2 Telephone: 604-899-6500 Fax: 604-899-6506 Website: http://www.bcsc.bc.ca

  [Instruction: The purchaser must sign 2 copies of this form. The purchaser and the issuer must each receive a signed copy.]

  EXHIBIT "D"

  CERTIFICATION OF NON-US PURCHASERS

  To: NorthTech Corporation

  The undersigned officer of the Purchaser (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

    I have read the Agreement and understand that the offering of Note and underlying securities is being made on a prospectus exempt basis;
    the Purchaser is an not a "U.S. Person" as defined in Regulation S (as the same may be amended from time to time) promulgated under the Act.
    the Note and underlying securities are bring purchased for the Purchaser's own account for investment and not with a view to the resale or distribution of the shares within, or to citizens or residents of, the United States of America;
    The Purchaser is not purchasing the Note and underlying securities for the account or benefit or a citizen or resident of the United States of America or any partnership or corporation organized or incorporated under the laws of any jurisdiction in the United States of America;
    At the time of execution of this Agreement, the Purchaser is outside the United States of America;
    The Purchaser has received or has had access to all information the Purchaser consider necessary or advisable in order to enable the Purchaser to make an informed decision concerning your purchase of the Note and underlying securities; and
    The Purchaser has such knowledge and experience in business and financial matters that you are capable of evaluating the merits and risks or investing in the Note and underlying securities, and is able to bear the economic risk of investing in the Note and underlying securities;

  The Purchaser further understands and agrees that the Note and underlying securities may not be offered for sale, sold, or otherwise disposed of within or to United States citizens or residents unless the shares are subsequently registered under the Act of 1933 or an exemption from registration is available. The certificate representing the shares will contain a restrictive legend with respect to the foregoing. In the event that by reason of my acquisition of the Note and underlying securities I may be required to make any filings pursuant to the United States Securities Exchange Act of 1934, as amended, the certificate representing the Note and underlying securities will not be issued to me until all applicable filing requirements have been satisfied.

  The statements made in this Exhibit are true.

  DATED ______________, 2006.

  X ____________________________________
  Signature of individual or Authorized Signatory

  Bank Sal. Oppenheim Jr. & Cie__________
  Name of Purchaser (please print)

  R. Grelat & U. Fricker, Vice Presidents___
  Name of authorized signatory

  Uranistar.28,
  CH-8022
  Zurich, Switzerland__________________
  Address of Purchaser

  ____________________________________
  Telephone Number

  EXHIBIT "E"

  REGISTRATION RIGHTS AGREEMENT